Exhibit 1.1

Execution Version

35,000,000 Shares

TELLURIAN INC.

Common Stock

$0.01 Par Value per Share

UNDERWRITING AGREEMENT

August 3, 2021

B. Riley Securities, Inc.
299 Park Avenue, 21st Floor
New York, New York 10171

As representative (the “Representative”) of the Several Underwriters

Dear Sirs:

1.            Introduction. Tellurian Inc., a Delaware corporation (the “Company”), agrees with the several Underwriters named in Schedule A hereto (the “Underwriters”) to issue and sell to the several Underwriters 35,000,000 shares (the “Firm Securities”) of its common stock, $0.01 par value per share (the “Common Stock”), and also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 5,250,000 additional shares (“Optional Securities”) of its Common Stock as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities.” If no other underwriters are listed on Schedule A hereto, then references herein shall refer, mutatis mutandis, to the Representative.

2.            Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the several Underwriters that:

(a)            Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company and the transactions contemplated by this Agreement meet the requirements for and comply with the applicable conditions set forth in Form S-3 (including General Instructions I.A and I.B) under the Act (as defined below). The Company has filed with the Commission a registration statement on Form S-3 (No. 333-235793), including a related prospectus or prospectuses, covering the registration of the Offered Securities under the Act, which became effective at the time of filing. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B. The Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of the Registration Statement, or threatening or instituting proceedings for that purpose. The Registration Statement and the offer and sale of Offered Securities as contemplated hereby meet the requirements of Rule 415 under the Act and comply in all material respects with said Rule. Any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed. Copies of the Registration Statement, the Prospectus, and any such amendments or supplements and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement have been delivered, or are available through EDGAR (as defined below), to the Representative and its counsel. The Company has not distributed and, prior to the later to occur of the Closing Date (as defined below) and completion of the distribution of the Offered Securities, will not distribute any offering material in connection with the offering or sale of the Offered Securities other than the Registration Statement and the Prospectus and any Permitted Issuer Free Writing Prospectus. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is currently listed on The NASDAQ Capital Market (“NASDAQ”) under the trading symbol “TELL.” The Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act or delist the Common Stock from NASDAQ. The Company has not received any notification that the Commission is contemplating terminating such registration. Except as set forth in the General Disclosure Package (as defined below), the Company (i) has not received any notification that NASDAQ is contemplating a delisting of the Common Stock from NASDAQ, and (ii) is, to its knowledge, in material compliance with all applicable listing requirements of NASDAQ.

For purposes of this Agreement:

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 7:00 p.m. (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” of the Registration Statement relating to the Offered Securities means the time of the first contract of sale for the Offered Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Permitted Issuer Free Writing Prospectus” shall have the meaning set forth in Section 6 hereof.

“Permitted Limited Use Issuer Free Writing Prospectus” means any Permitted Issuer Free Writing Prospectus that is not set forth on Schedule B hereto.

“Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in the Sarbanes-Oxley Act) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange and the NASDAQ Stock Market.

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus in accordance with Rule 430B only upon filing that form of prospectus (including a prospectus supplement) with the Commission pursuant to Rule 424(b).

Unless otherwise specified, (i) a reference to a “rule” is to the indicated rule under the Act and (ii) a reference to any document includes any document incorporated by reference therein.

(b)            No Misstatement or Omission. (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Offered Securities and (D) on the Closing Date, the Registration Statement conformed and will conform in all material respects with the requirements of the Act. The Registration Statement, when it became effective and on the Closing Date, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. (A) On its date, (B) at the time of filing the Prospectus pursuant to Rule 424(b), (C) on the date of any amendment or supplement to the Prospectus and (D) on the Closing Date, the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing shall not apply to statements in, or omissions from, any such document made in reliance upon, and in conformity with, information furnished to the Company by the Representative specifically for use in the preparation thereof.

(c)            Automatic Shelf Registration Statement. (i) Well-Known Seasoned Issuer Status. (A) At the time of initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163, the Company was a “well-known seasoned issuer” as defined in Rule 405, including not being an “ineligible issuer” as defined in Rule 405.

(ii)            Effectiveness of Automatic Shelf Registration Statement. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective within three years of the date hereof.

(iii)           Eligibility to Use Automatic Shelf Registration Form. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form. If at any time when Offered Securities remain unsold by the Representative, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representative, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Offered Securities, in a form reasonably satisfactory to the Representative, (iii) use its reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Representative of such effectiveness. The Company will take all other commercially reasonable action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such a registration statement or post-effective amendment, as the case may be.

(iv)          Filing Fees. The Company has paid or shall pay the required Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(1) and otherwise in accordance with Rules 456(b) and 457(r).

(d)           Ineligible Issuer Status. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Offered Securities and (ii) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(e)           General Disclosure Package. As of the Applicable Time, neither (i) the Permitted Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time and the preliminary prospectus supplement, dated August 3, 2021, including the base prospectus, dated April 28, 2020 (which is the most recent Statutory Prospectus distributed to investors generally), and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Permitted Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, will include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The preceding sentence does not apply to statements in or omissions from the Prospectus or any Permitted Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Representative specifically for use therein, it being understood and agreed that the only such information furnished by the Representative consists of the information described as such in Section 8(b) hereof.

(f)            Conformity with the Act and Exchange Act. The Registration Statement, the Prospectus, any Permitted Issuer Free Writing Prospectus or any amendment or supplement thereto, and the documents incorporated by reference in the Registration Statement, the Prospectus or any amendment or supplement thereto, when such documents were or are filed with the Commission under the Act or the Exchange Act or became or become effective under the Act, as the case may be, conformed or will conform in all material respects with the requirements of the Act and the Exchange Act, as applicable.

(g)           Financial Information. The consolidated financial statements of the Company included or incorporated by reference in the Registration Statement and the General Disclosure Package, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries (as defined below) as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified and have been prepared in compliance with the requirements of the Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied, except as otherwise set forth therein, on a consistent basis during the periods involved; the other financial and statistical data with respect to the Company and the Subsidiaries contained or incorporated by reference in the General Disclosure Package are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement or General Disclosure Package that are not included or incorporated by reference as required; the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), that are required to be described in the Registration Statement (excluding the exhibits thereto) and the General Disclosure Package and are not so described; and all disclosures contained or incorporated by reference in the General Disclosure Package regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Commission Regulation S-K, to the extent applicable.

(h)            [Intentionally Omitted].

(i)            Conformity with EDGAR Filing. The Statutory Prospectus delivered to the Representative for use in connection with the sale of the Offered Securities pursuant to this Agreement will be identical to the versions of the Statutory Prospectus created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(j)            Organization. The Company and each of its Subsidiaries are duly organized, validly existing as a corporation or other entity and in good standing under the laws of its jurisdiction of organization, except in the case of such Subsidiaries where the failure to be so organized or existing or in good standing would not, individually or in the aggregate, have a material adverse effect or would reasonably be expected to have a material adverse effect on or affecting the assets, business, operations, earnings, properties, condition (financial or otherwise), prospects, stockholders’ equity or results of operations of the Company and the Subsidiaries taken as a whole (a “Material Adverse Effect”). The Company and each of its Subsidiaries are duly licensed or qualified as a foreign corporation or other entity for transaction of business and in good standing under the laws of each other jurisdiction in which its ownership or lease of property or the conduct of its business requires such license or qualification, and has all organizational power and authority necessary to own or hold its properties and to conduct its business as described in the General Disclosure Package, except where the failure to be so licensed or qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.

(k)            Subsidiaries. As of the date of this Agreement, the subsidiaries set forth on Schedule C hereto (collectively, the “Subsidiaries”) are the Company’s only significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission). Except as set forth in the General Disclosure Package, the Company owns, directly or indirectly, all of the equity interests of the Subsidiaries free and clear of any material lien, charge, security interest, encumbrance, right of first refusal or other restriction, and all the equity interests of the Subsidiaries are validly issued and are fully paid, and in the case of Subsidiaries that are corporations, nonassessable. Except as set forth in the General Disclosure Package, no Subsidiary is currently subject to a direct or indirect prohibition on paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company that would, individually or in the aggregate, have a Material Adverse Effect.

(l)            No Violation or Default. Except as set forth in the General Disclosure Package, neither the Company nor any of its Subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries are subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of each of clauses (ii) and (iii) above, for any such violation or default that would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in the General Disclosure Package, to the Company’s knowledge, no other party under any material contract or other agreement to which it or any of its Subsidiaries is a party is in default in any respect thereunder where such default would have a Material Adverse Effect.

(m)           No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Registration Statement, the Statutory Prospectus and the Permitted Issuer Free Writing Prospectuses, if any (including any document deemed incorporated by reference therein), there has not been (i) any Material Adverse Effect, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries taken as a whole and would be required to be described in the General Disclosure Package, (iv) any material change in the capital stock or outstanding long-term indebtedness of the Company or any of its Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary, other than (a) in each case above in the ordinary course of business or as otherwise disclosed in the General Disclosure Package (including any document deemed incorporated by reference therein) and (b) in the case of (iv) or (v), transactions between or among the Company and one or more of its directly or indirectly wholly-owned subsidiaries, option grants and exercises and other transactions pursuant to the Company’s equity compensation plans and payments of dividends on or the conversion of shares of the Company’s Series C Convertible Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”).

(n)           Capitalization. The issued and outstanding shares of capital stock of the Company have been validly issued, are fully paid and nonassessable and, other than as disclosed in the General Disclosure Package, are not subject to any preemptive rights, rights of first refusal or similar rights. The Company has an authorized, issued and outstanding equity capitalization as set forth in the General Disclosure Package as of the dates referred to therein (the issued and outstanding equity capitalization as of any date being subject to option grants and exercises and other transactions pursuant to the Company’s equity compensation plans, payments of dividends on or the conversion of shares of Series C Preferred Stock and sales of the Offered Securities hereunder) and such authorized capital stock conforms in all material respects to the description thereof set forth in the General Disclosure Package. The description of the securities of the Company in the General Disclosure Package is complete and accurate in all material respects. Except as disclosed in or contemplated by the General Disclosure Package, as of the date referred to therein, the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities, other than options and other awards granted under the Company’s equity compensation plans and as may be issued pursuant to the terms of the Series C Preferred Stock.

(o)           Authorization; Enforceability. The Company has full corporate power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

(p)           Authorization of Offered Securities. The Offered Securities, when issued and delivered pursuant to the terms approved by the board of directors of the Company or a duly authorized committee thereof, or a duly authorized executive committee, against payment therefor as provided herein, will be duly and validly authorized and issued and fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, including any statutory or contractual preemptive rights (except for preemptive rights disclosed in the General Disclosure Package), rights of first refusal or other similar rights, and will be registered pursuant to Section 12 of the Exchange Act. The Offered Securities, when issued, will conform in all material respects to the description thereof set forth in or incorporated into the General Disclosure Package.

(q)           No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement and the issuance and sale by the Company of the Offered Securities, except for such consents, approvals, authorizations, orders and registrations or qualifications as have already been obtained or as may be required under applicable state securities or other blue-sky laws or by the by-laws and rules of the Financial Industry Regulatory Authority (“FINRA”) or NASDAQ in connection with the sale of the Offered Securities by the Underwriters.

(r)            No Preferential Rights. Except as set forth in the General Disclosure Package, (i) no person, as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Act (each, a “Person”), has the right, contractual or otherwise, to cause the Company to issue or sell to such Person any Common Stock or shares of any other capital stock or other securities of the Company other than pursuant to grants under the Company’s equity compensation plans, (ii) no Person has any preemptive rights, resale rights, rights of first refusal, rights of co-sale, or any other rights (whether pursuant to a “poison pill” provision or otherwise) to purchase any Common Stock or shares of any other capital stock or other securities of the Company, (iii) no Person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Offered Securities, and (iv) no Person has the right, contractual or otherwise, to require the Company to register under the Act any Common Stock or shares of any other capital stock or other securities of the Company, or to include any such shares or other securities in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Offered Securities as contemplated thereby or otherwise.

(s)           Independent Public Accounting Firm. Deloitte & Touche LLP, whose report on the consolidated financial statements of the Company is filed with the Commission as part of the Company’s most recent annual report on Form 10-K filed with the Commission and incorporated by reference into the Registration Statement and the General Disclosure Package, is and, during the periods covered by its report, was an independent registered public accounting firm within the meaning of the Act and the Public Company Accounting Oversight Board (United States). To the Company’s knowledge, Deloitte & Touche LLP is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act with respect to the Company.

(t)            Enforceability of Agreements. All agreements between the Company and third parties expressly referenced in the General Disclosure Package are, except as would not have a Material Adverse Effect, legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, except to the extent that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and (ii) the indemnification provisions of certain agreements may be limited by federal or state securities laws or public policy considerations in respect thereof.

(u)           No Litigation. Except as set forth in the General Disclosure Package, there are no legal, governmental or regulatory actions, suits or proceedings pending, nor, to the Company’s knowledge, any legal, governmental or regulatory audits or investigations, to which the Company or a Subsidiary is a party or to which any property of the Company or any of its Subsidiaries is the subject, that in each case, individually or in the aggregate, would have a Material Adverse Effect and, to the Company’s knowledge, no such actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others. There are no current or pending legal, governmental or regulatory audits or investigations, actions, suits or proceedings that are required under the Act to be described in the General Disclosure Package that are not so described and there are no contracts or other documents related to any current or pending legal, governmental or regulatory audits or investigations, actions, suits or proceedings that are required under the Act to be filed as exhibits to the Registration Statement that are not so filed.

(v)           Intellectual Property. Except as disclosed in the General Disclosure Package, the Company and its Subsidiaries own, possess, license or have other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses as now conducted except to the extent that the failure to own, possess, license or otherwise hold adequate rights to use such Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the General Disclosure Package, (i) there are no rights of third parties to any such Intellectual Property owned by the Company and its Subsidiaries; (ii) to the Company’s knowledge, there is no infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s and its Subsidiaries’ rights in or to any such Intellectual Property; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company and its Subsidiaries infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others; (vi) to the Company’s knowledge, there is no third-party U.S. patent or published U.S. patent application which contains claims for which an Interference Proceeding (as defined in 35 U.S.C. § 135) has been commenced against any patent or patent application described in the General Disclosure Package as being owned by or licensed to the Company; and (vii) the Company and its Subsidiaries have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or such Subsidiary, and all such agreements are in full force and effect, except, in the case of any of clauses (i)-(vii) above, as would not, individually or in the aggregate, result in a Material Adverse Effect.

(w)           No Material Defaults. Neither the Company nor any of the Subsidiaries has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would have a Material Adverse Effect. The Company has not filed a report pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of its last annual report on Form 10-K, indicating that it (i) has failed to pay any dividend or sinking fund installment on preferred stock or (ii) has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would have a Material Adverse Effect.

(x)            Certain Market Activities. Neither the Company, nor any of the Subsidiaries, nor, to the Company’s knowledge, any of their respective directors, officers or controlling persons has taken, directly or indirectly, any unlawful action designed, or that has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(y)            Broker/Dealer Relationships. Neither the Company nor any of the Subsidiaries (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning set forth in the FINRA Manual).

(z)            No Reliance. The Company has not relied upon the Representative or legal counsel for the Representative for any legal, tax or accounting advice in connection with the offering and sale of the Offered Securities.

(aa)        Taxes. The Company and each of its Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and paid all taxes shown thereon through the date hereof, to the extent that such taxes have become due and are not being contested in good faith, except where the failure to so file or pay would not have a Material Adverse Effect. Except as otherwise disclosed in or contemplated by the General Disclosure Package, no tax deficiency has been determined adversely to the Company or any of its Subsidiaries which has had, or would have, individually or in the aggregate, a Material Adverse Effect. Except as set forth in the General Disclosure Package, the Company has no knowledge of any federal, state or other governmental tax deficiency, penalty or assessment which has been or is reasonably likely to be asserted or threatened against it which would have a Material Adverse Effect.

(bb)        Title to Real and Personal Property. Except as set forth in the General Disclosure Package, the Company and its Subsidiaries have valid and defensible title, in accordance with customary industry standards for companies of comparable size, to substantially all their respective interests in natural gas and oil properties leased or owned by them, good and marketable title in fee simple to all other items of real property owned by them, good and valid title to all personal property described in the General Disclosure Package as being owned by them that are material to the businesses of the Company or such Subsidiary, in each case free and clear of all liens, encumbrances and claims (other than under joint operating and other agreements and arrangements customary in the oil and gas industry), except those matters that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries or (ii) would not, individually or in the aggregate, have a Material Adverse Effect. Other than oil and gas properties, any real or personal property described in the General Disclosure Package as being leased by the Company and any of its Subsidiaries is held by them under valid, existing and enforceable leases, except those that (A) do not materially interfere with the use made or proposed to be made of such property by the Company or any of its Subsidiaries or (B) would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect. Each of the properties of the Company and its Subsidiaries complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to such properties), except if and to the extent disclosed in the General Disclosure Package or except for such failures to comply that would not, individually or in the aggregate, reasonably be expected to interfere in any material respect with the use made and proposed to be made of such property by the Company and its Subsidiaries or otherwise have a Material Adverse Effect. Except as set forth in the General Disclosure Package, none of the Company or its Subsidiaries has received from any governmental or regulatory authorities any notice of any condemnation of, or zoning change affecting, the properties of the Company and its Subsidiaries, and the Company knows of no such condemnation or zoning change which is threatened, in each case except for such that would not reasonably be expected to interfere in any material respect with the use made and proposed to be made of such property by the Company and its Subsidiaries or otherwise have a Material Adverse Effect, individually or in the aggregate. The Company and each of its Subsidiaries have such consents, easements, rights of way or licenses from any person (collectively, “rights-of-way”) as are necessary to enable the Company and each of its Subsidiaries to conduct its business in the manner described in the General Disclosure Package, subject to such qualifications as may be set forth in the General Disclosure Package, and except for such rights-of-way the lack of which would not have, individually or in the aggregate, a Material Adverse Effect or would reasonably be expected to be granted in the future in the ordinary course of business.

(cc)         Environmental Laws. Except as set forth in the General Disclosure Package, the Company and its Subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as described in the General Disclosure Package, other than permits expected to be granted in the future in the ordinary course of business or as otherwise described in the General Disclosure Package; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except, in the case of any of clauses (i), (ii) or (iii) above, for any such failure to comply or failure to receive required permits, licenses, other approvals or liability as would not, individually or in the aggregate, have a Material Adverse Effect.

(dd)        Internal and Disclosure Controls. The Company and each of its Subsidiaries maintain systems of internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting (other than as set forth in the General Disclosure Package). Since the date of the latest audited financial statements of the Company included in the General Disclosure Package, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting that is required to be disclosed in the documents incorporated by reference into the General Disclosure Package and the Registration Statement that is not so disclosed. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company and each of its Subsidiaries is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s annual report on Form 10-K or quarterly report on Form 10-Q, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of a date within 90 days prior to the filing date of the most recent annual report on Form 10-K filed with the Commission (such date, the “Evaluation Date”). The Company presented in its most recent annual report on Form 10-K filed with the Commission the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date and the disclosure controls and procedures are effective.

(ee)         Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder.

(ff)          Finder’s Fees. Neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s fees, brokerage commissions or similar payments in connection with the transactions herein contemplated, except as may otherwise exist with respect to the Underwriters pursuant to this Agreement.

(gg)        Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is threatened which would result in a Material Adverse Effect.

(hh)        Investment Company Act. The Company is not, and immediately after giving effect to the offering and sale of the Offered Securities, will not be, an “investment company” as that term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ii)          Operations. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions to which the Company or its Subsidiaries are subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), except in each case as would not result in a Material Adverse Effect; and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(jj)          Off-Balance Sheet Arrangements. There are no “off-balance sheet arrangements” (as defined in Item 303(a)(iv)(2) of Commission Regulation S-K) between and/or among the Company, and/or, to the knowledge of the Company, any of its affiliates and any unconsolidated entity, including, but not limited to, any structural finance, special purpose or limited purpose entity required to be described in the General Disclosure Package which have not been described as required.

(kk)         [Intentionally Omitted]

(ll)           ERISA. To the knowledge of the Company and except as disclosed in the General Disclosure Package, each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and any of its Subsidiaries has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions, except as would not result in a material liability of the Company or any of its Subsidiaries.

(mm)        Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) (a “Forward-Looking Statement”) contained in the General Disclosure Package has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith. The Forward-Looking Statements incorporated by reference in the General Disclosure Package from the Company’s annual report on Form 10-K for the fiscal year most recently ended were made by the Company with a reasonable basis and in good faith and reflect the Company’s good faith commercially reasonable best estimate of the matters described therein.

(nn)         [Intentionally Omitted]

(oo)       Margin Rules. Neither the issuance, sale and delivery of the Offered Securities nor the application of the proceeds thereof by the Company as described in the General Disclosure Package will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(pp)         Insurance. The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company and each of its Subsidiaries reasonably believe are adequate for the conduct of their properties and as is customary for companies engaged in similar businesses of comparable size in similar industries.

(qq)        No Improper Practices. (i) Neither the Company nor, to the Company’s knowledge, the Subsidiaries, nor to the Company’s knowledge, any of their respective executive officers has, in the past five years, made any unlawful contributions to any candidate for any political office (or failed fully to disclose any contribution in violation of law) or made any contribution or other payment to any official of, or candidate for, any federal, state, municipal, or foreign office or other person charged with similar public or quasi-public duty in violation of any law or of the character required to be disclosed in the General Disclosure Package; (ii) no relationship, direct or indirect, exists between or among the Company or, to the Company’s knowledge, any Subsidiary or any affiliate of any of them, on the one hand, and the directors, officers and stockholders of the Company or, to the Company’s knowledge, any Subsidiary, on the other hand, that is required by the Act to be described in the General Disclosure Package that is not so described; (iii) no relationship, direct or indirect, exists between or among the Company or any Subsidiary or any affiliate of them, on the one hand, and the directors, officers, or stockholders of the Company or, to the Company’s knowledge, any Subsidiary, on the other hand, that is required by the rules of FINRA to be described in the General Disclosure Package that is not so described; (iv) except as described in the General Disclosure Package, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or, to the Company’s knowledge, any Subsidiary to or for the benefit of any of their respective officers or directors or any of the members of the families of any of them that would constitute a violation of the Sarbanes-Oxley Act or would require disclosure in the General Disclosure Package; (v) the Company has not offered, or caused any placement agent to offer, Common Stock to any person with the intent to influence unlawfully (A) a customer or supplier of the Company or any Subsidiary to alter the customer’s or supplier’s level or type of business with the Company or any Subsidiary or (B) a trade journalist or publication to write or publish favorable information about the Company or any Subsidiary or any of their respective products or services; (vi) neither the Company nor any Subsidiary nor, to the Company’s knowledge, any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation (including, without limitation, the Foreign Corrupt Practices Act of 1977), which payment, receipt or retention of funds is of a character required to be disclosed in the General Disclosure Package; and (vii) neither the Company or any Subsidiary will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(rr)          Status Under the Act. The Company was not and is not an ineligible issuer as defined in Rule 405 under the Act at the times specified in Rules 164 and 433 under the Act in connection with the offering of the Offered Securities.

(ss)         No Misstatement or Omission in a Permitted Issuer Free Writing Prospectus. Each Permitted Issuer Free Writing Prospectus, as of its issue date and as of the Applicable Time, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any incorporated document deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Permitted Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Representative specifically for use therein.

(tt)          No Conflicts. Neither the execution of this Agreement, nor the issuance, offering or sale of the Offered Securities, nor the consummation of any of the transactions contemplated herein, nor the compliance by the Company with the terms and provisions hereof will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any contract or other agreement to which the Company may be bound or to which any of the property or assets of the Company is subject, except (i) such conflicts, breaches or defaults as may have been waived and (ii) such conflicts, breaches and defaults that would not have a Material Adverse Effect; nor will such action result (x) in any violation of the provisions of the organizational or governing documents of the Company, or (y) in any material violation of the provisions of any statute or any order, rule or regulation applicable to the Company or of any court or of any federal, state or other regulatory authority or other government body having jurisdiction over the Company.

(uu)        Sanctions. (i) The Company represents that neither the Company nor any of its Subsidiaries (collectively, the “Entity”) or, to the knowledge of the Company, any director, officer, employee, agent, controlled affiliate or representative of the Entity, is a government, individual, or entity (in this paragraph (uu), “Person”) that is, or is owned or controlled by a Person that is:

(A)          the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority with jurisdiction over the Entity (collectively, “Sanctions”), nor

(B)           located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(ii)            The Entity represents and covenants that it will not knowingly, directly or indirectly, use the proceeds of the offering of the Offered Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)          to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)           in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)            The Entity represents and covenants that, except as detailed in the Registration Statement and the General Disclosure Package, for the past five years, it has not knowingly engaged in, is not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions in a manner that constituted or constitutes a violation of law.

(vv)     Stock Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Offered Securities to be sold hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been complied with in all material respects.

(ww)     Possession of Licenses and Permits. The Company and its Subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses that would individually or in the aggregate have a Material Adverse Effect, in each case other than (i) Licenses expected to be granted in the future in the course of pursuing the Company’s development plan or (ii) Licenses, the failure of which to obtain would not have a Material Adverse Effect.

(xx)     Accurate Disclosure. The statements in the General Disclosure Package and the Prospectus under the headings “Material United States Federal Income Tax Considerations to Non-U.S. Holders,” “Description of Our Capital Stock” and “Legal Matters,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(vv)         Independent Petroleum Engineers. Netherland, Sewell & Associates, Inc., which has certified the reserve information of the Company and its subsidiaries, has represented to the Company that it is, and to the knowledge of the Company is, an independent petroleum engineering firm in accordance with guidelines established by the Commission.

(zz)          Reserve Report Data. The oil and gas reserve estimates of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus have been prepared or audited by independent reserve engineers in accordance with Commission guidelines applied on a consistent basis throughout the periods involved, and the Company has no reason to believe that such estimates do not fairly reflect the oil and gas reserves of the Company and its subsidiaries as of the dates indicated. Other than production of the reserves in the ordinary course of business, intervening product price fluctuations and as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company is not aware of any facts or circumstances that would have a Material Adverse Effect on the reserves or the present value of future net cash flows therefrom as described in the Registration Statement, the General Disclosure Package and the Final Prospectus.

3.            Sale and Delivery of the Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $2.88 per share, the respective number of Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto, provided, however, that the amount paid by the Underwriters for any Optional Securities shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Securities but not payable on such Optional Securities.

The Company will deliver the Firm Securities to or as instructed by the Representative for the accounts of the several Underwriters in a form reasonably acceptable to the Representative against payment of the purchase price by the Underwriters in federal (same day) funds by wire transfer to an account at a bank acceptable to the Representative drawn to the order of the Company at the office of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017, at 10:00 a.m., New York time, on August 6, 2021, or at such other time not later than seven full business days thereafter as the Representative and the Company determine, such time being herein referred to as the “First Closing Date.” For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Firm Securities sold pursuant to the offering. The Firm Securities to be so delivered or evidence of their issuance will be made available for checking at the above office of Davis Polk & Wardwell LLP at least 24 hours prior to the First Closing Date.

In addition, upon written notice from the Representative given to the Company from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per share to be paid for the Firm Securities. The Company agrees to sell to the Underwriters the number of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by the Representative to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representative to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date,” which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representative but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representative for the accounts of the several Underwriters in a form reasonably acceptable to the Representative against payment of the purchase price therefor in federal (same day) funds by wire transfer to an account at a bank acceptable to the Representative drawn to the order of the Company, at the above office of Davis Polk & Wardwell LLP. The Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the above office of Davis Polk & Wardwell LLP at a reasonable time in advance of such Optional Closing Date.

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4.            Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

5.            Certain Agreements of the Company. The Company agrees with the Underwriters that:

(a)            Filing of Prospectuses. The Company has filed or will file each Statutory Prospectus (including the Prospectus) pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Representative, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement. The Company has complied and will comply with Rule 433.

(b)            Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Representative of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus at any time and will offer the Representative a reasonable opportunity to comment on any such amendment or supplement, provided that this shall apply only within the period during which a prospectus is required by the Act to be delivered, whether physically or through compliance with Rule 172 under the Act or any similar rule; and the Company will also advise the Representative promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof. Notwithstanding the foregoing, clauses (i) and (ii) shall apply only within the period during which a prospectus is required by the Act to be delivered, whether physically or through compliance with Rule 172 under the Act or any similar rule.

(c)            Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Act, the Company will promptly notify the Representative of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representative, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representative’s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d)            Rule 158. As soon as practicable, but not later than 16 months after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158.

(e)            Furnishing of Prospectuses. Upon the request of the Representative, the Company will furnish to the Representative copies of the Registration Statement, including all exhibits, any Statutory Prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative reasonably requests. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

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(f)            Blue Sky Qualifications. The Company will arrange, if necessary, for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representative may reasonably designate and will use commercially reasonable efforts to maintain such qualifications in effect so long as required for the distribution of the Offered Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g)            Reporting Requirements. During the period of three years hereafter, the Company will furnish to the Representative and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representative (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representative may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.

(h)            Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including but not limited to (i) any filing fees and other expenses (including reasonable fees and disbursements of counsel on behalf of the Underwriters) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representative reasonably designates and the preparation and printing of memoranda relating thereto, (ii) costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including the chartering of airplanes, fees and expenses incident to listing the Offered Securities on the New York Stock Exchange, NYSE MKT, NASDAQ and other national and foreign exchanges, (iii) fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, and (iv) expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.

(i)            Use of Proceeds. The Company will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and, except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(j)            Absence of Manipulation. The Company will not take, directly or indirectly, any unlawful action designed to or that might reasonably be expected to cause or result in, or that would constitute, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

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(k)           Restriction on Sale of Securities. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Common Stock, or any securities convertible into or exchangeable or exercisable for any of its Common Stock (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with or confidentially submit to the Commission a registration statement under the Act relating to Lock-Up Securities (other than on Form S-8 or, in the circumstances contemplated in clause (v) below, Form S-4), or publicly disclose the intention to take any such action, without the prior written consent of the Representative; provided, however, that such consent will not be required in connection with (i) any securities issued or to be issued pursuant to the Company’s equity incentive or award plans disclosed in the General Disclosure Package, including securities of the Company issued or to be issued upon the exercise or vesting thereof; (ii) the offer and sale of the Offered Securities hereunder; (iii) any shares of Common Stock issued upon the conversion of any shares of Series C Preferred Stock that are outstanding on the date hereof; (iv) any shares of Common Stock issued upon the exercise of any warrants to purchase Common Stock that are outstanding on the date hereof; or (v) the offer of Common Stock in connection with any acquisition by the Company, entry into a contract related to such an acquisition and the public disclosure of such offer and contract, in each case so long as no such acquisition is closed during the Lock-Up Period. The Lock-Up Period will commence on the date hereof and continue for 60 days after the date hereof or such earlier date that the Representative consents to in writing.

6.            Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Issuer Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Issuer Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Issuer Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

7.            Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)            Deloitte & Touche LLP Comfort Letter. The Representative shall have received letters, dated, respectively, the date hereof and each Closing Date, of Deloitte & Touche LLP confirming that it is a registered public accounting firm and independent public accountant within the meaning of the Securities Laws and substantially in the form of Schedule D hereto (except that, in any letter dated a Closing Date, the specified date referred to in Schedule D hereto shall be a date no more than two days prior to such Closing Date).

(b)            Netherland, Sewell & Associates, Inc. Comfort Letter. The Representative shall have received letters, dated, respectively, the date hereof and each Closing Date of Netherland, Sewell & Associates, Inc., containing statements and information with respect to the estimated oil and gas reserves of the Company and substantially in the form of Schedule E hereto.

(c)            Filing of Prospectus. The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

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(d)            No Material Adverse Effect. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any Material Adverse Effect which, in the judgment of the Representative, makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representative, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange or NASDAQ, or any setting of minimum or maximum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed; or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(e)            Opinion of Counsel for the Company. The Representative shall have received an opinion, dated such Closing Date, of Davis Graham & Stubbs LLP, counsel for the Company, to the effect set forth in Schedule F hereto.

(f)            Opinion of Counsel for the Underwriters. The Representative shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, such opinion and 10b-5 letter, dated such Closing Date, with respect to such matters as the Representative may require, and the Company shall have furnished to such counsel such documents as it requests for the purpose of enabling it to pass upon such matters.

(g)            Officer’s Certificate. The Representative shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to their knowledge, are contemplated by the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its Subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(h)            Listing. Any required approval of NASDAQ for the Offered Securities shall have been obtained.

(i)            Actively-Traded Security. The Common Stock shall be an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(j)            Lock-Up Agreements. The Representative shall have received from each director and executive officer listed in Schedule G hereto a fully executed “lock-up” agreement, each substantially in the form of Exhibit A hereto, and each such agreement shall be in full force and effect as of such Closing Date.

The Company will furnish the Representative with such conformed copies of such opinions, certificates, letters and documents as the Representative reasonably requests. The Representative may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

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8.           Indemnification and Contribution. (a) Indemnification of the Underwriters. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Prospectus or any Permitted Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representative consists of the information described as such in subsection (b) below.

(b)            Indemnification of the Company. Each Underwriter will indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), severally, and not jointly, against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Prospectus or any Permitted Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the information contained in the twelfth paragraph under the heading “Underwriting” in the Prospectus Supplement.

(c)            Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party other than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Agreement for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party (which shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

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(d)            Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the several Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9.            Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representative may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representative and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

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10.            Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company will reimburse the Underwriters for all documented, out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company and the Underwriters pursuant to Section 8 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11.            Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, emailed or delivered and confirmed to the Representative, c/o B. Riley Securities, Inc., 299 Park Avenue, 21st Floor, New York, NY 10171, Attention: General Counsel, and by email to legal@brileyfbr.com; or, if sent to the Company, will be mailed, emailed or delivered and confirmed to it at Tellurian Inc., 1201 Louisiana Street, Suite 3100, Houston, TX 77002, Attention: General Counsel, Email: daniel.behlhumeur@tellurianinc.com; provided, however, that any notice to an Underwriter or the Company pursuant to Section 8 will be mailed, emailed or delivered and confirmed to such Underwriter or the Company, as applicable.

12.            Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13.            Representation of Underwriters. The Representative will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

14.            Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. A signed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

15.            Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)            No Other Relationship. The Representative has been retained solely to act as underwriter in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Representative has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representative has advised or is advising the Company on other matters;

(b)            Arms-Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representative, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)            Absence of Obligation to Disclose. The Company has been advised that the Representative and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representative has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)            Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representative shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

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16.            Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters with respect to the subject matter hereof.

17.            Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

18.          Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

19.          Recognition of the U.S. Special Resolution Regimes. (a) In the event that an Underwriter that is a Covered Entity, becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that an Underwriter that is a Covered Entity, or a BHC Act Affiliate of the Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 16:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)            a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)           a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)          a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

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“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature page follows]

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If the foregoing is in accordance with the Representative’s understanding of our agreement, kindly sign and return to the Company counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

Tellurian Inc.

By:	/s/ L. Kian Granmayeh
Name: L. Kian Granmayeh
Title: EVP & Chief Financial Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

B. Riley Securities, Inc.

By:	/s/ Patrice McNicoll
Name: Patrice McNicoll
Title: Co-Head of Investment Banking

[Signature Page to Underwriting Agreement]

Schedule A

Underwriters

Underwriter	Number of Firm Securities
B. Riley Securities, Inc.	35,000,000
Total	35,000,000

Schedule A-1